                                  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of The Charles Schwab Corporation on form S-4 (No.333-30886) of our report dated June 25, 2001 appearing in the Annual Report on Form 11-K of the 401(K) Plan and ESOP of United States Trust Company of New York and Affiliated Companies for the year ended December 31, 2000.



DELOITTE & TOUCHE, LLP
New York, New York
June 25, 2001